As filed with the Securities and Exchange Commission on August 16, 1999
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              AMERICA ONLINE, INC.
               (Exact name of registrant as specified in charter)

                               Delaware 54-1322110
                (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification Number)

                   22000 AOL WAY, DULLES, VIRGINIA 20166-9323
                    (Address of principal executive offices)

           Restricted Stock Agreement between America Online, Inc. and
                                Raymond G. Murphy
                            (Full Title of the Plan)

                              SHEILA A. CLARK, ESQ.
                          Senior Vice President, Legal
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

  Title of securities to        Amount to be        Proposed maximum       Proposed maximum           Amount of
     be registered (1)           registered        offering price per     aggregate offering      registration fee
                                                       share (2)               price
Common Stock,
$.01 par value per share          35,000               $83.1875             $2,911,562.50             $809.41


(1) Common Stock being registered hereby includes associated Preferred Stock Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.
(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and
     (h) under the Securities Act based on the average of the high and low prices of $83.1875 as quoted on the New York Stock Exchange within five (5) business days prior to the above filing date.

                                     PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents(s) containing the information specified in Part I will be sent or given to Raymond G. Murphy as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.               Incorporation of Documents by Reference

The following documents, which have been filed by America Online, Inc., a Delaware corporation (the "Company"), with the Commission, are incorporated herein by reference:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Commission on August 13, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-12143).

       (b) The descriptions of the Company's Common Stock, including preferred stock purchase rights, which are contained in registration statements on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

       (c) In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel

              Not applicable.

Item 6.       Indemnification of Directors and Officers

              Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the indemnified party did not have reasonable cause to believe his conduct was unlawful.

              Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

              Section 145(g) of the Delaware Corporation law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

              Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Statute"), Article Ninth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides that:

                  To  the  fullest  extent  permitted  by the  Delaware  General
              Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

                  The  indemnification  and advancement of expenses provided by, or granted  pursuant  to, this  Article  Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  The Corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth.

                  The  indemnification  and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

              In addition, Article Five of the Registrant's Restated By-Laws (incorporated by reference herein) provides that:

              Right to  Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

              Right to Advancement of Expenses. The right to indemnification conferred in the "Right to Indemnification" section of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

              Right of Indemnitees to Bring Suit. If a claim under the sections "Right to Indemnification" and "Right to Advancement of Expenses" of this
Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

              Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

              Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

              Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

              The directors and officers of the Registrant are covered by a policy of liability insurance.

Item 7.       Exemption from Registration Claimed

              Not applicable.

Item 8.       Exhibits

                            Exhibit No. Description

4.1 Amendment of Section A of Article 4 of the Restated Certificate of Incorporation of America Online, Inc. (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference)

4.2 Section B of Article 4, Article 6 and Article 8 of the Restated Certificate of Incorporation of the Registrant (filed as part of Exhibit 3.1 to the Registrant's Form 10-K for the year ended June 30, 1997 and incorporated herein by reference)

4.3 Rights Agreement dated as of May 12, 1998 between America Online, Inc. and BankBoston, N.A., as Rights Agent, including Exhibit A (Certificate of Designation setting forth the terms of Series A Junior Participating Preferred Stock, $.01 par value), Exhibit B (Form of Rights Certificate) and Exhibit C (Summary of Rights to Purchase Series A Junior Participating Preferred Shares) (filed as
              Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference)

4.4           Restated   By-Laws  of   Registrant   (filed  as  Exhibit  3.5  to
              Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference)

4.5           Form of Restricted  Stock Agreement  between America Online,  Inc.
              and Raymond G. Murphy

5.1 Opinion of Sheila A. Clark, Senior Vice President, Legal of the Company, regarding the legality of securities being offered

23.1 Consent of Sheila A. Clark, Senior Vice President, Legal of the Company (included in her opinion filed as Exhibit 5.1 and incorporated herein by reference)

23.2          Consent of Ernst & Young LLP

24.1 Powers of Attorney (included in the signature page to the Registration Statement)

Item 9.       Undertakings

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                    (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on this 16th day of August, 1999.

                              AMERICA ONLINE, INC.



                              By: /s/J. Michael Kelly
                                  J. Michael Kelly, Senior Vice
                                  President, Chief Financial Officer
                                  and Assistant Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen M. Case, Kenneth J. Novack, J. Michael Kelly, Sheila A. Clark and James F. MacGuidwin and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in one or more counter-parts.


SIGNATURE                               TITLE                          DATE


/s/Stephen M. Case       Chairman of the Board and Chief         August 16, 1999
Stephen M. Case          Executive Officer (principal executive
                         officer)


/s/Robert W. Pittman     President, Chief Operating Officer and  August 16, 1999
Robert W. Pittman        Director


/s/J. Michael Kelly      Senior Vice President, Chief Financial  August 16, 1999
J. Michael Kelly         Officer and Assistant Secretary (principal
                         financial officer)


/s/James F. MacGuidwin   Vice President, Controller, Chief       August 16, 1999
James F. MacGuidwin      Accounting and Budget Officer (principal
                         accounting officer)


/s/Daniel F. Akerson     Director                                August 16, 1999
Daniel F. Akerson


/s/James L. Barksdale    Director                                August 16, 1999
James L. Barksdale


/s/Frank J. Caufield     Director                                August 16, 1999
Frank J. Caufield


/s/Alexander M. Haig, Jr. Director                               August 16, 1999
Alexander M. Haig, Jr.


/s/William N. Melton     Director                                August 16, 1999
William N. Melton


/s/Thomas Middelhoff     Director                                August 16, 1999
Thomas Middelhoff


/s/Colin L. Powell       Director                                August 16, 1999
Colin L. Powell


/s/Franklin D. Raines    Director                                August 16, 1999
Franklin D. Raines


                                  Exhibit Index

Exhibit   Description
No.

4. Form of Restricted Stock Agreement between America Online, Inc. and Raymond G. Murphy

5.1 Opinion of Sheila A. Clark, Senior Vice President, Legal of the Company, regarding the legality of securities being offered

23.1 Consent of Sheila A. Clark, Senior Vice President, Legal of the Company (included in her opinion filed as Exhibit 5.1 and incorporated herein by reference)

23.2      Consent of Ernst & Young LLP

24.1 Powers of Attorney (included in the signature page to the Registration Statement)

                           RESTRICTED STOCK AGREEMENT

         This AGREEMENT is made as of the ____ day of ________ 1999 (the "Grant Date") by and between America Online, Inc., a Delaware corporation having a principal place of business in Dulles, Virginia ("AOL" or the "Company"), and Raymond G. Murphy (the "Officer").

                               W I T N E S S E T H

         WHEREAS, the Company has made an offer of employment to the Officer that the Officer has accepted pursuant to the terms of an offer letter dated June 14, 1999 (the "Offer Letter"), and the Company desires to offer and grant to the Officer shares of Company common stock, par value $.01 per share (the "Common Stock"), in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the parties hereby agree as follows:

         1. Terms of Purchase. The Officer hereby accepts the offer of the Company to issue to the Officer, in accordance with the terms of this Agreement, thirty-five thousand (35,000) shares of the Company's Common Stock (such shares, subject to adjustment pursuant to Subsections 2(i) and (j) hereof, the "Shares") at a purchase price per share of one cent ($.01) (the "Purchase Price"), receipt of which is hereby acknowledged by the Company.

         2.       Company's Lapsing Repurchase Right.

         (a) Lapsing Repurchase Right. Except as set forth in Subsections 2(b), 2(c) and 2(d), in the event for any reason the Officer ceases to be an employee of the Company prior to the third anniversary of the Grant Date, the Company or its designee shall have the option, but not the obligation, to purchase from the Officer (or his successor in interest), and the Officer (or his successor in interest) shall be obligated to sell to the Company or its designee, at a price per Share equal to the Purchase Price, all or any part of the Shares set forth in clauses (i), (ii) and (iii) below (the "Lapsing Repurchase Right"). The Company's Lapsing Repurchase Right shall be valid for a period of six (6) months commencing with the date of such termination. Notwithstanding any other provision hereof, in the event the Company is prohibited during such six (6) months from exercising its Lapsing Repurchase Right by Section 160 of the Delaware General Corporation Law as amended from time to time (or any successor provision) then the time period such Lapsing Repurchase Right may be exercised shall be extended until twenty (20) days after the Company is first not so prohibited.

                  (i) If such termination of employment is prior to the first anniversary of the Grant Date, the Company shall have the option to repurchase all of the Shares acquired by the Officer hereunder.

                  (ii) If such termination of employment is on or after the first anniversary of the Grant Date and prior to the second anniversary of the Grant Date, the Company shall have the option to repurchase 23,333 of the Shares; if such termination of employment is on or after the second anniversary of the Grant Date and prior to the third anniversary of the Grant Date, the Company shall have the option to repurchase 11,666 of the Shares, as provided in this Agreement.

                  (iii) Notwithstanding anything to the contrary contained in this Agreement, except as otherwise provided in Subsection 2(b) below, in the event the Company terminates the Officer's employment for Cause (as defined below) or in the event the Administrator determines, subsequent to the Officer's termination of service but during the ninety (90) days after the termination of service (or if the Officer shall die during such period, during the one year period following such termination of service) that either prior or subsequent to the Officer's termination the Officer engaged in conduct that would constitute Cause, the Company shall have the option to repurchase all of the Shares acquired by the Officer hereunder.

         (b) Effect of Termination for Disability or upon Death. Notwithstanding the provisions of clauses (i), (ii) and (iii) immediately above, if such termination of employment is as a result of the Officer's Disability or death, then the Company's Lapsing Repurchase Right shall terminate, and the Officer's (or the Officer's Survivors') ownership of all Shares then owned by him shall become vested.

         (c) Effect of Termination without Cause or for Good Reason. The Company's Lapsing Repurchase Right shall terminate, and the Officer's ownership of all Shares then owned by him shall become vested, if the Company terminates the Officer's employment other than for Cause or if the Officer terminates his employment with the Company for Good Reason.

         (d) Effect of Change in Control. The Company's Lapsing Repurchase Right shall terminate, and the Officer's ownership of all Shares then owned by him shall become vested, in the event of a Change in Control upon the first to occur of (x) the date the Lapsing Repurchase Right otherwise expires under the terms of this Agreement, (y) the first anniversary of the date such Corporate Change in Control is determined to have occurred, and (z) the occurrence of an Involuntary Employment Action.

         (e) Closing. In the event that the Company exercises the Lapsing Repurchase Right, the Company shall notify the Officer, or, in the case of his death, his representative, in writing of its intent to repurchase the Shares. Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of the Lapsing Repurchase Right. The notice shall specify the place, time and date for payment of the repurchase price (the "Closing"). The date specified shall be not less than ten (10) days nor more than sixty (60) days from the date of mailing of the notice, and the Officer or his successor in interest with respect to the Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Officer or his successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not in the possession of the Company, be delivered to the Company by the Officer or his successor in interest.

         (f) Escrow. The certificates representing all Shares acquired by the Officer hereunder which from time to time are subject to the Lapsing Repurchase Right shall be delivered to the Company and the Company shall hold such Shares in escrow as provided in this Subsection 2(f). Promptly following a request from the Officer, the Company shall release from escrow and deliver to the Officer a certificate for the number of Shares, if any, as to which the Lapsing Repurchase Right has lapsed. In the event of a repurchase by the Company of Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel a certificate for the number of Shares so repurchased. Any securities distributed in respect of the Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Shares.

         (g) Prohibition on Transfer. The Officer recognizes and agrees that all Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law (other than to the Company or its designee). The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2(g), or to treat as the owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2(g).

         (h) In the event that the Officer or his successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Officer or his successor in interest upon delivery of such Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Shares from the Officer to the Company and to treat the Officer and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Officer hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence. The Officer agrees as a condition to the performance by the Company of this Agreement to execute and deliver the Stock Power attached hereto as Exhibit A.

         (i) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company's rights of repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders securities of another corporation, the securities of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company's rights to repurchase pursuant to this Agreement.

         (j) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of the Company's Common Stock, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company's rights of repurchase pursuant to this Agreement.

         3. Legend. All certificates representing the Shares to be issued to the Officer pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

                  "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated __________, 1999 with America Online, Inc., a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request."

         4. Defined Terms. Capitalized terms not otherwise defined herein shall have the following meanings:

               "Board of Directors" means the Board of Directors of the Company.

               "Cause" shall mean (a) the Officer's conviction of a felony involving moral turpitude, (b) his willful and continued failure substantially to perform his required duties under the Offer Letter,
          (c) his intentional or repeated violation of the Confidentiality, Non-Competition, and Proprietary Rights Agreement, or (d) his intentional or improper conduct substantially prejudicial to the business of the Company or any of its affiliates.

               "Change in Control" means a Corporate Change in Control or a Transactional Change in Control.

               "Code" means the United States Internal Revenue Code of 1986, as amended.

               "Corporate Change in Control" means the happening of any of the following events:

              (1) the acquisition by any individual, entity or group (an "Entity"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
              Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company), (B) any acquisition by the Company, or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; or

              (2) a change in the composition of the Board since the Grant Date, such that the individuals who, as of such date, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Grant Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or Entity other than the Board shall not be deemed a member of the Incumbent Board.

               "Disability" or "Disabled" means permanent and total disability as defined in Section 22(e)(3) of the Code.

               A termination by the Officer for "Good Reason" shall mean a termination by the Officer, upon 60 days' notice following the Officer's transfer to an office outside the Company's headquarters, or a change by the Company in the Officer's reporting relationship or his authority which causes the Officer's position with the Company to become of materially less responsibility than the Officer's position immediately following the Grant Date, provided that such material change is not in connection with a termination of the Officer's employment by the Company, and provided further, that the Company shall not have taken action within 30 days of such notice of termination such that the circumstances constituting a Good Reason shall have ceased.

               "Involuntary Employment Action" shall mean any change in the terms and conditions of the Officer's employment with the Company or any successor, without Cause, to such extent that:

                    (1) the Officer shall fail to be vested with power, authority and resources analogous to the Officer's title and/or office prior to the Change in Control, or

                    (2) the Officer shall lose any significant duties or responsibilities attending such office, or

                    (3) there  shall  occur a reduction  in the  Officer's  base compensation, or

                    (4) the Officer's employment with the Company, or its successor, is terminated without Cause.

               "Survivors" means a deceased Officer's legal representatives and/or any person or persons who acquired the Officer's rights to a Stock Grant by will or by the laws of descent and distribution.

               "Transactional Change in Control" shall mean any of the following transactions to which the Company is a party:

              (1) a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") of the Company, unless securities representing 60% or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

              (2)  the  sale,   transfer   or  other   disposition   of  all  or
substantially all of the assets of the Company.

         5. Tax Liability of the Officer and Payment of Taxes. The Officer acknowledges and agrees that any income or other taxes due from him with respect to the Shares issued pursuant to this Agreement, including, without limitation, the lapsing of the Company's right of repurchase, shall be the Officer's responsibility. Without limiting the foregoing, the Officer agrees that, to the extent that the lapsing of restrictions on disposition of any of the Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Officer's being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Officer of the amount of any tax required to be withheld by the Company.

         6. Securities Law Compliance. The Officer represents that any sales of Shares at a time when the Officer may be deemed an "affiliate" of the Company for purposes of the Securities Act of 1933, as amended (the "Act"), shall be made in accordance with the requirements of Rule 144 under the Act (or any successor rule) applicable to sales by an "affiliate" of shares registered under the Act or in a transaction otherwise exempt from the registration requirements of the Act and as to which the Company shall have received an opinion of counsel satisfactory to it confirming such exemption.

         7. Equitable Relief and Consent to Jurisdiction. The Officer specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Shares by the Officer, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

         The Officer specifically consents to the jurisdiction of the courts of the Commonwealth of Virginia in any action, whether at law or in equity, brought by the Company to protect any of its rights hereunder.

         8. No Obligation to Employ. The Company is not by this Agreement obligated to continue the Officer as an employee of the Company or of any Affiliate of the Company.

         9. Notices. Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, registered or certified mail, return receipt requested, postage prepaid, or facsimile, addressed as follows:

         If to the Company:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, Virginia  20166
                  Attention:  General Counsel

         If to the Officer:

                  to the Officer's last address as set forth in the records of the Company,

or to such other address(es) of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one (1) business day following delivery by the sender to a recognized courier service, or three (3) business days following mailing by registered or certified mail.

         10. Binding Effect. This Agreement shall be for the benefit of and shall be binding upon the parties hereto, upon their respective successors and assigns and upon the Officer's heirs, executors and administrators.

         11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

         12. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

         13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

         14. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may not be modified, amended, renewed, or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach hereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

         15. Consent of Spouse. If the Officer is married as of the date of this Agreement, the Officer's spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Officer marries or remarries subsequent to the date hereof, the Officer shall, not later than sixty (60) days thereafter, obtain his new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse's executing and delivering a Consent of Spouse in the form of Exhibit B.

         16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                     AMERICA ONLINE, INC.



                                                     By:
                                                     Printed Name:
                                                     Title:

                                                     OFFICER:

                                                     Raymond G. Murphy


                                    EXHIBIT A

                                   STOCK POWER

         For value received, I hereby sell, assign, and transfer to America Online, Inc. ______________ shares of Common Stock of America Online, Inc., standing in the undersigned's name on the books and records of the aforesaid Company, represented by Certificate No(s). ___________________________, and do hereby irrevocably constitute and appoint the Corporate Secretary of America Online, Inc. attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company.


                                               -----------------------------
                                               Raymond G. Murphy


Dated As Of:

______________, 1999

In the presence of:


Printed Name:

                                    EXHIBIT B

                                CONSENT OF SPOUSE

         I, , spouse of  Raymond  G.  Murphy,  acknowledge  that I have read the
RESTRICTED STOCK AGREEMENT dated as of ___________________, 1999 (the "Agreement") to which this Consent is attached as Exhibit B and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Shares granted to my spouse pursuant to the Agreement are subject to a Lapsing Repurchase Right in favor of America Online, Inc. (the "Company") and that, accordingly, the Company has the right to repurchase up to all of the Shares of which I may become possessed as a result of a gift from my spouse, operation of law or a court decree and/or any property settlement in any domestic litigation.

         I hereby agree that my interest, if any, in the Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

         I agree to the Lapsing Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Shares by the Company and the sale of the Shares by my spouse or his legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Shares by an outright bequest of the Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Shares as it would have had pursuant to the Agreement if I had acquired the Shares pursuant to a court decree in domestic litigation.

         I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

         Dated as of the      day of                      1999.


                                                     Printed name: